Exhibit 5.1

December 6, 2019

Impac Mortgage Holdings, Inc.

19500 Jamboree Road

Irvine, CA 92612

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), in connection with its filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the proposed issuance and sale by the Company, from time to time on a delayed or continuous basis pursuant to applicable provisions of Rule 415 under the Securities Act, as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), any supplements to the Prospectus (each, a “Prospectus Supplement”), and any related free-writing prospectus(es) of up to a maximum of $200,000,000 in aggregate amount of a presently indeterminate amount of the following securities of the Company (each a “Security” and collectively, the “Securities”):

•                  shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) including the preferred stock purchase rights associated with the Common Stock (the “Rights”) to be issued pursuant to the Tax Benefits Preservation Rights Agreement (as defined below);

•                  shares of preferred stock, par value $0.01 per share, of the Company, in one or more series or classes (the “Preferred Stock”);

•                  secured or unsecured debt securities, in one or more series, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities and convertible or non-convertible (the “Debt Securities”) to be issued pursuant to an indenture and any supplemental indenture (collectively, an “Indenture”) between the Company and a trustee or bank to be named (the “Trustee”);

•                  warrants to purchase Common Stock (including Rights), Preferred Stock or Debt Securities (the “Warrants”), which may be issued under warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (the “Warrant Agent”); and

•                  units representing Common Stock and Rights, Preferred Stock, Debt Securities, Warrants, or any combination(s) thereof (each a “Unit” and collectively the “Units”).

We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, and (iii) the corporate resolutions and other actions of the Company that authorize and provide for the issuance of the Securities. We have also examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.  As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the legal capacity of all signatories to such documents; and the accuracy, completeness and authenticity of certificates of public officials.  We have also assumed (i) that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and such effectiveness shall not have been terminated, suspended or rescinded; (ii) that the Prospectus and any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Securities have been delivered and filed as required by such laws; (iii) that the issuance and sale of the Securities will be in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, (iv) the due authorization, execution and delivery (other than by the Company) of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents; and (v) that the issuance and sale of the Securities by the Company and any Indenture or Warrant Agreement will not, in each case, violate or result in a default under or breach (a) any agreement or instrument binding upon the Company, (b) any law, rule or regulation to which the Company is subject, (c) any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.  To the extent the Company’s obligations depend on the enforceability of any agreement against the other parties to such agreement, we have assumed that such agreement is enforceable against such other parties.

We have also assumed with respect to the Debt Securities offered under the Registration Statement and the related Indenture, that such securities will be executed in the form filed as an exhibit to the Registration Statement and that the Trustee shall have been qualified pursuant to the Trust Indenture Act of 1939, as amended, at the time the Debt Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission).

The opinions below, to the extent applicable, are subject, as to enforcement, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.  The opinions expressed below are limited by the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law and principles affecting creditors’ rights generally, including without limitation fraudulent transfer or fraudulent conveyance laws, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

Our opinions herein is expressed solely with respect to the laws of the State of New York.  With respect to all matters of Maryland law, we note that you have received an opinion, dated the date hereof, of Venable LLP.  We express no opinion as to any provision of the Debt Securities that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Debt Securities or (b) contains a waiver of an inconvenient forum. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.                                      With respect to any series of the Debt Securities issued under an Indenture and offered under the Registration Statement, provided that (i) the Indenture, and the applicable supplement, if any, has been duly authorized by the Company and the Trustee by all necessary corporate action; (ii) the Indenture has been duly executed and delivered by the Company and the Trustee; (iii) the terms of the Debt Securities and of their issuance and sale and the form of Indenture have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; and (v) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against the requisite payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and as contemplated by the Registration Statement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company.

2.                                      With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent as described in the Registration Statement; (iii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; and (iv) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against the requisite payment therefor and assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus which forms part of the Registration Statement. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

The opinions included herein are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP

Manatt, Phelps & Phillips, LLP